EXHIBIT 10.1
                      AGREEMENT AND PLAN OF REORGANIZATION
                                     between
                     QPQ CORPORATION, a Florida corporation,
                                       and
                 DARREN APEL, DR. ROY BRESKY AND LOUIS ZANETTE,
                                the Shareholders
                                       of
                           LATOR INTERNATIONAL, INC.,
                              a Florida corporation

      This AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement"), made as of the 8th day of October, 1997, between QPQ Corporation., a Florida corporation ("QPQ") and Darren Apel ("Apel") and Dr. Roy Bresky ("Bresky"), being all of the current shareholders of Lator International, Inc., a Florida corporation ("Lator"), and Louis Zanette, members of his family or other family controlled entities, including, but not limited to, Jennica Development, Ltd. (collectively, "Zanette"), who shall become a shareholder of Lator pursuant to the pending share exchange (the "Torland Share Exchange") between Lator and the shareholders of 9006-1474 Quebec Inc. d/b/a Torland ("Torland") as hereinafter described. Apel, Bresky and Zanette are sometimes hereinafter collectively referred to as the "Shareholders."

      WHEREAS, QPQ has authorized capital stock of 5,000,00 shares of common stock, par value $.01 per share (the "QPQ Common Stock") of which 717,932 shares have been duly issued and are now outstanding, and 1,000,000 shares of preferred stock, par value $.01 per share, of which 300,000 shares have been designated as Series A Preferred Stock, none of which are duly issued and outstanding. The designations, rights and preferences of the Series A Preferred Stock (the "QPQ Preferred Stock") are attached hereto as Exhibit A and incorporated herein by such reference.

      WHEREAS, Lator has authorized 1,000 shares of common stock, $1.00 par value (the "Lator Common Stock"), of which 1,000 shares are issued and outstanding. Of such issued and outstanding Lator Common Stock, 820 shares are owned beneficially and of record by Apel and 140 shares are owned beneficially and of record by Bresky. Upon the closing of the Torland Share Exchange, Zanette will be the beneficial and record owner of 40 shares of Lator Common Stock. Lator has no other classes of capital stock authorized.

      WHEREAS, QPQ desires to acquire 100% of the Lator Common Stock from the Shareholders in exchange for a maximum of 300,000 shares of the QPQ Preferred Stock pursuant to the terms and conditions set forth herein.









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      WHEREAS, the Shareholders desire to exchange their shares in Lator for the
QPQ Preferred Stock pursuant to the terms and conditions set forth herein.

      WHEREAS, the Board of Directors of QPQ deem it advisable and generally to the advantage and welfare of QPQ's shareholders that the parties enter into this Agreement pursuant to the terms set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth herein, it is agreed as follows:

      1. RECITALS. The above recitals are true, correct and are herein incorporated by reference.

      2. PLAN OF REORGANIZATION. The Shareholders are currently, or will be upon the closing of the Torland Share Exchange as hereinafter described in
Section 6 hereof, the owners of 100% of the issued and outstanding Lator Common Stock, which such stock is the only capital stock of Lator. It is the intention of the parties hereto that 100% of the Lator Common Stock shall be acquired by QPQ, together with any and all other rights or interests either of the Shareholders may have in or to Lator in addition to their stock ownership therein, in exchange solely for a maximum of 300,000 shares of QPQ Preferred Stock which is voting stock.

      3.    EXCHANGE OF SHARES.

      a. Subject to the terms and conditions herein, the Shareholders hereby agree that the Lator Common Stock shall be exchanged with QPQ for the QPQ Preferred Stock at the closing of the transactions contemplated herein and QPQ agrees to deliver to Apel a certificate representing 246,000 shares of the QPQ Preferred Stock, to deliver to Bresky a certificate representing 42,000 shares of the QPQ Preferred Stock and to deposit in escrow pursuant to the provisions of Section 6 hereof a certificate issued to Zanette representing 12,000 shares of the QPQ Preferred Stock. The parties hereto acknowledge that it is the intent that the transactions contemplated herein shall be tax free, pursuant to Section 368 of the Internal Revenue Code of 1986, as amended. The shares of the QPQ Preferred Stock shall be issued in such name or names as may be requested by the Shareholders.

      b. As hereinafter set forth in Paragraph 6, the parties hereto acknowledge that Lator is a party to that certain agreement with Torland, the













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terms and  conditions  of which  provide  that Lator is to  acquire  100% of the outstanding capital stock of Torland. In the event such transaction does not close on or before December 31, 1997, the parties hereto covenant that they shall mutually agree upon a number of shares of QPQ Preferred Stock which shall have been issued to Apel and Bresky pursuant to this Agreement to be returned by Apel and Bresky to the treasury of QPQ, giving effect to the total plan of reorganization.

      4. CLOSING DATE. The closing shall be held on October 8, 1997, 5 p.m., or such other date and time as may be agreed upon by QPQ and the Shareholders, at the offices of QPQ. Notwithstanding the date on which the closing shall occur, the parties agree the transactions contemplated hereby shall occur as of October 8, 1997.

      5.    DELIVERY  OF  SHARES  BY APEL AND  BRESKY.  Upon  execution  of this
Agreement, Apel and Bresky will each deliver certificates for the Lator Common Stock in the amounts set forth in Section 3 hereof, duly endorsed and with documentary stamps affixed at their expense so as to make QPQ the sole owner thereof, free and clear of all claims and encumbrances, and on the closing date delivery of the certificates representing the QPQ Preferred Stock in the amounts set forth in Section 3 hereof, on which documentary stamp taxes will have been paid by QPQ, will be made to each of Apel and Bresky. Time is of the essence.

      6.    ESCROW OF ZANETTE SHARES; TORLAND AGREEMENT.

      a. The parties hereto acknowledge that Lator is a party to that certain agreement with Torland, a copy of which is attached hereto as Exhibit B and incorporated herein by such reference (the "Torland Agreement"). The terms of the Torland Agreement provide that upon the satisfaction of certain conditions, Zanette will be entitled to exchange 100% of the issued and outstanding common shares of Torland, which shall the only class of Torland capital stock then outstanding, for shares of Lator Common Stock.

      b. Upon execution of this Agreement, and pursuant to the terms and conditions of the Escrow Agreement attached hereto as Exhibit C and incorporated herein by such reference, Zanette will deposit with Atlas, Pearlman, Trop & Borkson, P.A., counsel for QPQ, a certificate representing 100 shares of the Torland common stock, together with medallion guaranteed stock power and QPQ shall likewise deposit with Atlas, Pearlman, Trop & Borkson, P.A. a certificate representing 12,000 shares of QPQ Preferred Stock. Upon the closing of the Torland Share Exchange upon terms and conditions as set forth in the Torland Agreement, the shares of Torland common stock shall be transferred to Lator and the certificate representing the 12,000 shares of QPQ Preferred Stock issued in










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the name of Zanette  shall be delivered  to Zanette.  Upon such  delivery,  each certificate shall make the record holder thereof the sole owner thereof, with such shares free and clear of all claims and encumbrances. Time is of the essence.

      7. REPRESENTATIONS AND WARRANTIES OF THE APEL AND BRESKY. Apel and Bresky, jointly and severally, hereby make the following representations and warranties to QPQ, each of which are true as of the date hereof and will be true as of the closing date with the same effect as though such representations and warranties had been made on the closing date:

      (a) Apel and Bresky are currently the sole shareholders of Lator and there are no warrants, options or other rights outstanding to acquire any shares of the capital stock of Lator, other than the shares of Lator Common Stock to be issued to Zanette upon the closing of the Torland Share Exchange. The shares of Lator Common Stock to be transferred by each of Apel and Bresky to QPQ hereunder are free and clear of all voting trusts, agreements, arrangements, encumbrances, liens, claims, equities and liabilities of every nature and each of Apel and Bresky are conveying clear and unencumbered title thereto to QPQ. The shares of Lator Common Stock owned of record and beneficially by each of Apel and Bresky are fully paid and non-assessable.

      (b) Following the closing of the Torland Share Exchange, Zanette will be the record and beneficial owner of Lator Common Stock, which such shares shall be free and clear of all voting trusts, agreements, arrangements, encumbrances, liens, claims, equities and liabilities of every nature and Zanette shall be conveying clear and unencumbered title thereto to QPQ. The shares of Lator Common Stock to be exchange by Zanette will be fully paid and non-assessable.

      (c) This Agreement constitutes the valid and binding obligation of each of Apel and Bresky, enforceable against each of them in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors rights.

      (d) Neither of Apel or Bresky own, nor does either Apel or Bresky know of any other person, corporation or firm that owns any interest in any property, invention, patent, patent application, copyright, trade secret, service mark or trademark used by Lator relating to any product or process used by Lator or relating in any way to its business except as may be set forth on Schedule 7(c) attached hereto and incorporated herein by such reference. Lator owns or has the rights to use all those rights presently necessary to the operation of its businesses.













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      (e)   There are no agreements to which either Apel or Bresky or Lator is a party that in any way restrict or infringe upon the business of Lator or the benefit of which Lator which it requires or presently has in its business, nor do Apel or Bresky know of any other agreements that in any way restrict or infringe upon the business of Lator or the benefit of Lator presently has in its business.

      (f) The execution and delivery of this Agreement by Apel and Bresky does not, and the consummation of the transactions contemplated herein, will not violate or constitute an occurrence of default (or an event which, with notice or lapse of time or both would constitute a default) under any provision of, or conflict with, or result in acceleration of any obligations under, or result in the creation or imposition of any security interest, lien or other encumbrance, or give rise to a right by any party to terminate its obligations under any mortgage, deed of trust, conveyance to secured debt, note, loan, lien, lease, agreement, instrument, order, judgment, decrees or other arrangement to which Apel or Bresky or Lator is a party or to which they or it is bound, except as set forth on Schedule 7(e) attached hereto and incorporated herein by such reference.

      (g) Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the terms hereof, will conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of Lator as amended, or any agreement or instrument to which Apel or Bresky or Lator is now a party.

      (h) Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will violate any statue or law or any judgment, decree, order, award, regulation or rule of any court, governmental authority or arbitration panel applicable to Apel or Bresky or Lator or give rise to the right of any termination by any governmental authority of any license, registration, certificate, right of authority to engage in business in such places were Lator now does or has a right to engage in business.

      (i) Apel and Bresky have heretofore delivered to QPQ true and correct copies of Lator's financial statements for the period ended September 30, 1997, copies of which are attached hereto as Exhibit 7(i) and incorporated herein by such reference. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied. Since September 30, 1997, Lator has (i) no short term or long term debt or other obligations other than as set forth in such the financial statements, excluding trade payables incurred in the ordinary course of business, (ii) no tax liens or encumbrances of any nature on its assets, (iii) continued its operations and business as they are presently conducted, (iv) entered into no employment,







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consulting  or  similar  agreements,  and (v) not  issued or agreed to issue any equity security or any other securities or obligations of Lator that are convertible into or exchangeable for such equity securities, other than pursuant to the Torland Agreement. Since September 30, 1997, there has not have been (i) any material adverse change in the business, condition (financial or otherwise), results of operation, prospects, properties, assets or liabilities of Lator,
(ii) any damage, destruction or loss (whether or not covered by insurance) affecting Lator's properties, assets or business, (iii) any increase in the rate of compensation or in bonus payments payable or to become payable to any of Lator's salaried employees, or (iv) any other event or condition of any character which may reasonably be expected to have an effect as described in clauses (i) through (iii) of this Paragraph 7(i).

      (j) Except for liability or obligations disclosed or provided for the in the financial statements attached hereto as Exhibit 7(i), and except for liability or obligations incurred in the ordinary course of business consistent with past practices, Lator does not have any liabilities or obligations or any nature, whether absolute, accrued, contingent, potential or unassented or otherwise, that would be required to be disclosed on a balance sheet of Lator prepared in accordance with generally accepted accounting principles, consistency applied.

      (k) Each of Apel and Bresky are acquiring the QPQ Preferred Stock in a private transaction exempt from registration under applicable federal and state securities laws, for their own account and for investment and not with a view to the distribution or resale of any thereof.

      (l) Schedule 7(l) sets forth a complete list of all licenses and permits from all governmental authorities (the "Licenses") used in the business of Lator and such Licenses are all of the Licenses necessary to permit Lator to conduct its business and operations as currently conducted. No License has been revoked, is subject to revocation pursuant to a current regulatory review or has been challenged or otherwise contested by any person, except for immaterial deficiencies or other issues noted by regulatory review, challenge or contest which are being corrected in the ordinary course of business without material disruption or cost to Lator in respect of such License or business reasonable related thereto.

      (m) Each of Apel and Bresky and Lator have complied in all material respects with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgements, injunctions, awards or decrees applicable to Lator.

      (n) There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or











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involving Apel or Bresky or Lator in respect of, or in connection  with,  Lator.
There is no action, suit, claim or legal, administrative or arbitration proceeding, or, to the best knowledge of Apel or Bresky after due inquiry, any investigation (whether or not the defense or liabilities in respect thereof are covered by insurance) pending, or to the best knowledge of Apel or Bresky, after due inquiry, threatened against or involving Lator or any or its assets. To the best knowledge of Apel or Bresky, after due inquiry, there is no fact, event or circumstances that are likely to give rise to any suit, action, claim, investigation or proceeds that would be required to be disclosed if currently pending or threatened.

      (o) Lator has good and valid title to all the properties and assets of the type required to be reflected on a balance sheet attached hereto as Exhibit 7(i) which it purports to own and all such properties and assets are free and clear of all title defects or objections, liens, claims, charges, security interests or other encumbrances of any nature whatsoever.

      (p) Lator has timely filed all tax returns and reports required to be filed by it, including, where applicable, all federal, state, county and local income, gross receipts, excise, import, property, franchise, ad valorem, license, sales, use and withholding tax reports and returns. All returns are true and correct. To the best of Apel and Bresky and Lator's knowledge, there is no basis for any additional claim or assessment.

      (r) Lator currently maintain policies of property insurance that provide coverage in kind and amount reasonably necessary to protect against the risks inherent or associated with the operation of Lator. All insurance polices are in full force and effect. There is not any state of facts and no event has occurred forming the basis for any claim covered by a property, casualty, fidelity, automobile, general liability, libel or slander, workman's compensation, health insurance or reinsurance or excess polity that is not fully covered by insurance or that may be expected to exceed the available limits of liability of the applicable insurance policies, nor has any carried declined coverage or reserved its rights to determine its liability to provide coverage to Lator with respect to any claim or circumstance.

      (s) Lator has complied in all material respect with all laws, including applicable rules and regulations, or all applicable federal, state, local and foreign governments and their respective agencies concerning the environment, public health and safety and employee health and safety, and no complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against Lator alleging any failure to comply with any such law or regulation, including, without limitation, any law of any government or agency concerning release or threatened release of hazardous substances, public health and safety or pollution or protection of the environment.









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      8.    REPRESENTATIONS OF ZANETTE.

      (a) Following the closing of the Torland Share Exchange, Zanette will be the record and beneficial owner of Lator Common Stock, which such shares shall be free and clear of all voting trusts, agreements, arrangements, encumbrances, liens, claims, equities and liabilities of every nature and Zanette shall be conveying clear and unencumbered title thereto to QPQ. The shares of Lator Common Stock to be exchange by Zanette will be fully paid and non-assessable.

      (b) This Agreement constitutes the valid and binding obligation of Zanette, enforceable against him in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors rights.

      (c) The execution and delivery of this Agreement by Zanette does not, and the consummation of the transactions contemplated herein, will not violate or constitute an occurrence of default (or an event which, with notice or lapse of time or both would constitute a default) under any provision of, or conflict with, or result in acceleration of any obligations under, or result in the creation or imposition of any security interest, lien or other encumbrance, or give rise to a right by any party to terminate its obligations under any mortgage, deed of trust, conveyance to secured debt, note, loan, lien, lease, agreement, instrument, order, judgment, decrees or other arrangement to which Zanette is a party or to which he is bound, except as set forth on Schedule 8(c) attached hereto and incorporated herein by such reference.

      (d) Zanette is acquiring the QPQ Preferred Stock in a private transaction exempt from registration under applicable federal and state securities laws, for his own account and for investment and not with a view to the distribution or resale of any thereof.

      9. REPRESENTATIONS OF QPQ. QPQ hereby makes the following representations and warranties to the Shareholders, each of which is true as of the date hereof and will be true as of the closing date with the same effect as though such representations and warranties had been made on the closing date:

      (a) QPQ is a corporation duly organized and existing under and by virtue of the laws of the State of Florida, and is in good standing under the laws thereof.












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      (b)   The QPQ Preferred Stock to be issued to the  Shareholders  hereunder will, upon the issuance thereof, be duly and validly issued, fully paid and nonassessable.

      (c) This Agreement constitutes the valid and binding obligation of QPQ, enforceable against it in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors rights.

      (d) The execution and delivery of this Agreement by QPQ does not, and the consummation of the transactions contemplated herein, will not violate or constitute an occurrence of default (which violations or defaults either singularly or in the aggregate would be considered material) under any provision of, or conflict with, or result in acceleration of any obligations under, or give rise to a right by any party to terminate its obligations under any mortgage, deed of trust, conveyance to secured debt, note, loan, lien, lease, agreement, instrument, order, judgment, decrees or other arrangement to which QPQ is a party or to which it is bound.

      (e) Neither the execution nor the delivery of this Agreement, nor the consummation of the transaction herein contemplated, nor compliance with the terms hereof, will conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of QPQ as amended, or any agreement or instrument to which QPQ is now a party.

      (f) QPQ has heretofore delivered to the Shareholders true and correct copies of its Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996 and Quarterly Reports on Form 10-QSB for the three months ended March 31, 1997 and the six months ended June 30, 1997. Since June 30, 1997 there has been no material adverse change in the condition, financial or otherwise, of QPQ.

      (g) QPQ is acquiring the Lator Common Stock in a private transaction exempt from registration under applicable federal and state securities laws, for its own account and for investment and not with a view to the distribution or resale of any thereof.

      (h) With respect to the execution by QPQ of that certain letter of intent by and between QPQ and Replogle Enterprises LLC ("Replogle"), a copy of which is attached hereto as Exhibit D and incorporated herein by such reference, and the transactions contemplated thereby, QPQ represents its acknowledgment of Lator's role in bringing the Replogle deal to QPQ.













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      10.   CONDITIONS OF CLOSING.  All of the  obligations of the parties under this Agreement are subject to the fulfillment, prior to or on the closing date set forth in Section 4 of this Agreement, of each of the following conditions:

      (a)   Delivery by the Shareholders of the following:

            (i) Certificates for the Lator Common Stock described in Sections 5 and 6 hereof, endorsed in blank;

            (ii) A certificate of each of the Shareholders that all representations and warranties made by him contained in Sections 7 and 8 of this Agreement shall be true on and as of the closing date set forth in Section 4 of this Agreement as though such representations and warranties were made at and as of such date, and shall be true on and as of said closing date as though such representations and warranties were made at and as of such date; and

            (iii) The original corporate minute book of Lator, together with a certificate of Apel stating that the contents thereof completely and accurately represent all minutes of all meetings of the board of directors and shareholders of Lator from the date of its incorporation until the closing date set forth in
Section 4 hereof.

      (b)   Delivery by QPQ of the following:

            (i) Certificates for the QPQ Preferred Stock described in Sections 5 and 6 hereof; and

            (ii) A certificate of QPQ that all representations and warranties made by it contained in Section 9 of this Agreement shall be true on and as of the closing date set forth in Section 4 of this Agreement as though such representations and warranties were made at and as of such date, and shall be true on and as of said closing date as though such representations and warranties were made at and as of such date.

      11. INVESTMENT PURPOSE. Each of the Shareholders represents and warrants that he is acquiring the QPQ Preferred Stock to be delivered upon the execution of this Agreement solely for investment purposes and not for distribution or resale. Sales of such stock may be made only as permitted by Rule 145(d) of the Securities Act of 1933, as amended (the "Act"). Each of the Shareholders acknowledge that he has been advised by QPQ that neither the QPQ Preferred













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Stock,  nor the shares of QPQ common stock  issuable upon the  conversion of the
QPQ Preferred Stock, has been registered under the Act and that QPQ has no obligation or intention to so register.

      12. REPRESENTATIONS TO SURVIVE CLOSING. All the terms, conditions, warranties, representations and guarantees contained in this Agreement shall survive delivery of the shares of Lator Common Stock transferred as the closing hereunder and any investigations made by or on behalf of QPQ at any time.

      13.   INDEMNIFICATION.

            (a) Each of Apel and Bresky agrees to indemnify, defend and hold QPQ and Lator, their shareholders, officers, directors, successors and assigns, harmless from and against any and all claims, damages, liability, loss, cost or expense, which Lator or QPQ may suffer or become liable for as a result of or in connection with:

                  (i) any breach of any representation or warranty, covenant or agreement made or contained in this Agreement or in any related agreement or instruments executed and delivered pursuant to this Agreement on or prior to the closing date set for in Section 4 hereof (the "Representations"); or

                  (ii) all liabilities or obligations of Lator of any nature (including, but not limited to, taxes) arising from any act (or failure to act) by Lator on or before the closing date of this Agreement as set forth in Section 4 hereof, or any facts or conditions in existence on or before such closing date, whether absolute, accrued, contingent, potential, unassented or otherwise, unknown or undisclosed to QPQ and which are not set forth on Schedule 13 attached hereto and incorporated herein by such reference (the "Deficiencies").

            (b) Zanette agrees to indemnify, defend and hold QPQ and Lator, their shareholders, officers, directors, successors and assists, harmless from and against any and all claims, damages, liability, loss, cost or expense, which Lator or QPQ may suffer or become liable for as a result of or in connection with any breach by Zanette of any representation or warranty, covenant or agreement made by Zanette in this Agreement or in any related agreement or instruments executed and delivered by Zanette pursuant to this Agreement on or prior to the closing date set for in Section 4 hereof (the "Representations").

            (c) Within 60 days after learning of the assertion by a third party of any claim against which either Lator or QPQ claims indemnification under this Agreement, Lator or QPQ shall notify the Shareholders and afford them the opportunity to assume the defense or settlement thereof at his own expense











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


with counsel of his own choosing and Lator and QPQ shall cooperate fully to make available to the Shareholders all pertinent information under their control or in their possession. Lator and QPQ shall have the right to join in the defense of any claim with the counsel of their own choosing and at their own expense.

            (d) Notwithstanding the notice requirements provided hereunder, the right to indemnification under this Agreement shall not be effected by any failure to give or any delay in giving notice unless, and then only to the extent that, the rights and remedies of the party to whom notice was to have been given shall have been prejudiced.

            (e) Notwithstanding anything herein to the contrary, in order to protect the business or their customers, Lator and QPQ shall desire to settle any claims or actions, the defense of which the Shareholders would otherwise be entitled to assume pursuant to the provisions of this Agreement, Lator or QPQ shall be entitled to settle the claim or action and the proposed settlement, and the terms of such settlement shall be binding upon the Shareholders so long as they are commercially and reasonably measured in the context of the manner settled and not in respect of other considerations of Lator or QPQ.

            (f) Notwithstanding anything to the contrary contained in this Agreement, Lator and QPQ shall be entitled to exercise and resort to all rights and remedies for misrepresentations or breached afforded to them by statute, at law or in equity, including without limitation, recision, specific performance, action for damages, or any other remedies and relief as may be afforded to Lator and QPQ under this Agreement or by a court of competent jurisdiction.

      14.   MISCELLANEOUS.

            (a) Each of the parties hereto will bear its own legal fees and other expenses in connection with the transactions contemplated by this Agreement.

            (b) If any term or provision of this Agreement or any exhibits thereto or the application thereof to any person, property or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the exhibits thereto or the application or such term or provision to person, property or circumstances other than those as to which it is invalid and unenforceable shall not be affected thereby, and each term and provision of this Agreement or the exhibits thereto shall be valid and enforced to the fullest extent permitted by law.

            (c) Any notices, requests or consents hereunder shall be deemed given, and any instruments delivered, two days after they have been mailed by first class mail, postage prepaid, or upon receipt if delivered personally or by facsimile transmission, as follows:

If to QPQ:                 7777 Glades Road
                           Suite 211
                           Boca Raton, Florida 33433
                           Attention: C. Lawrence Rutstein, President

With a copy to:            Atlas, Pearlman, Trop & Borkson, P.A.
                           200 East Las Olas Boulevard
                           Suite 1900
                           Fort Lauderdale, Florida  33301
                           Attention:  Charles B. Pearlman, Esq.

If to the Shareholders:    6480 Via Rosa
                           Boca Raton, Florida  33433

With a copy to:            Robert S. Claire, Esq.
                           Selman & Claire, P.A.
                           7280 W. Palmetto Park Road
                           Suite 106
                           Boca Raton, Florida  33433

and                        Richard F. Wolf, Esq.
                           Bondy Baker Wolf
                           72 Talbot Street North
                           Essex, Ontario NBM1A2

except that any of the foregoing may from time to time by written notice to the other designate another address which shall thereupon become its effective address for the purposes of this paragraph.

            (d) This Agreement, including the exhibits and documents referred to herein which are a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter and may be amended only by a written instrument executed by the parties hereto or their successors or assigns. Any paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            (e) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

            (f) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors but shall not inure to the benefit of anyone other than the parties signing this Agreement and their respective successors.

            (g) This Agreement shall be governed by the laws of the State of Florida.

            (h) The parties have either (i) been represented by independent legal counsel in connection with the negotiations and execution of this Agreement, or (ii) each has had the opportunity to obtain independent legal counsel, has been advised that it is in their best interests to do so and by execution of this Agreement has waive the right.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                    QPQ Corporation

                                    By:
                                       ------------------------------
                                          C. Lawrence Rutstein,
                                          President


                                    ---------------------------------
                                    Darren Apel


                                    ---------------------------------
                                    Dr. Roy Bresky


                                    ---------------------------------
                                    Louis Zanette















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